Exhibit 99.1

Item 6.    SELECTED FINANCIAL DATA

As further discussed in Note 2 to the consolidated financial statements included in Exhibit 99.4 to this Current Report on Form 8-K, our consolidated financial statements, as well as the financial information in the following discussion, have been adjusted for the retrospective application of FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement) and Statement of Financial Accounting Standards No. 160, Noncontrolling Interest in Consolidated Financial Statements.  The financial information contained in the discussion below reflects only the adjustments described in Note 2 to the consolidated financial statements and does not reflect events occurring after March 2, 2009, the date of the original filing of our 2008 Annual Report on Form 10-K for the fiscal year ended January 1, 2009 (“2008 Form 10-K”) and does not modify or update those disclosures that may have been affected by subsequent events.  For a discussion of events and developments subsequent to the filing date of the 2008 Form 10-K, please refer to the reports and other information we have filed with the Securities and Exchange Commission since that date, including, but not limited to, our Quarterly Reports on Form 10-Q for the quarterly periods ended April 2, 2009 and July 2, 2009.

We present below selected historical consolidated financial data for Regal based on historical data, (i) for the fiscal year ended December 30, 2004, considering the results of operations of United Artists, Regal Cinemas, Edwards and Hoyts from January 2, 2004, the results of operations of seven theatres acquired during the fiscal quarter ended July 1, 2004 and the 28 theatres acquired from Signature Theatres on September 30, 2004 (the “fiscal 2004 acquisitions”) for periods subsequent to the respective acquisition dates, (ii) the fiscal year ended December 29, 2005, considering the results of operations of United Artists, Regal Cinemas, Edwards, Hoyts and the fiscal 2004 acquisitions from December 31, 2004, the results of operations of seven theatres acquired from R/C Theatres on April 28, 2005 and 21 theatres acquired from Eastern Federal Corporation on July 21, 2005 (the “fiscal 2005 acquisitions”) for periods subsequent to the respective acquisition dates, (iii) the fiscal year ended December 28, 2006, considering the results of United Artists, Regal Cinemas, Edwards, Hoyts, the fiscal 2004 acquisitions and the fiscal 2005 acquisitions from December 30, 2005 and the results of operations of four theatres acquired from AMC on September 15, 2006 for the period subsequent to the acquisition date, (iv) the fiscal year ended December 27, 2007, considering the results of United Artists, Regal Cinemas, Edwards, Hoyts, the fiscal 2004 acquisitions, the fiscal 2005 acquisitions and the results of operations of four theatres acquired from AMC on September 15, 2006 from December 29, 2006 and (v) the fiscal year ended January 1, 2009, considering the results of United Artists, Regal Cinemas, Edwards, Hoyts, the fiscal 2004 acquisitions, the fiscal 2005 acquisitions, the four theatres acquired from AMC and the results of operations of the 28 theatres acquired from Consolidated Theatres on April 30, 2008. The fiscal year ended January 1, 2009 consisted of 53 weeks of operations. The selected historical consolidated financial data as of and for the fiscal years ended January 1, 2009, December 27, 2007, December 28, 2006, December 29, 2005 and December 30, 2004 were derived from the audited consolidated financial statements of Regal and the notes thereto. The selected historical financial data do not necessarily indicate the operating results or financial position that would have resulted from our operations on a combined basis during the periods presented, nor is the historical data necessarily indicative of any future operating results or financial position of Regal. In addition to the below selected financial data, you should also refer to the more complete financial information included elsewhere in this Form 8-K.

	Fiscal year ended January 1, 2009(1)	Fiscal year ended December 27, 2007		Fiscal year ended December 28, 2006	Fiscal year ended December 29, 2005	Fiscal year ended December 30, 2004
	(in millions, except per share data)
Statement of Operations Data:
Total revenues	$2,771.9	$2,661.2		$2,598.1	$2,516.7	$2,468.0
Income from operations	284.4	322.2		308.5	269.6	321.1
Net income attributable to controlling interest	112.2	360.4		104.3	91.8	82.5
Earnings per diluted share	0.72	2.26		0.67	0.59	0.55
Dividends per common share	$1.20	$3.20	(2)	$1.20	$1.20	$5.86	(3)

	As of or for the fiscal year ended January 1, 2009(1)	As of or for the fiscal year ended December 27, 2007	As of or for the fiscal year ended December 28, 2006	As of or for the fiscal year ended December 29, 2005	As of or for the fiscal year ended December 30, 2004
	(in millions, except operating data)
Other financial data:
Net cash provided by operating activities(4)	$270.9	$453.4	$304.4	$386.4	$387.4
Net cash (used in) provided by investing activities(4)	(338.5)	299.8	(151.7)	(243.0)	(306.2)
Net cash used in financing activities(2),(3)	(197.4)	(480.2)	(186.8)	(191.0)	(126.1)

Balance sheet data at period end:
Cash and cash equivalents	$170.2	$435.2	$162.2	$196.3	$243.9
Total assets	2,595.8	2,634.2	2,468.8	2,532.8	2,542.4
Total debt obligations	2,004.9	1,963.7	1,987.9	1,984.5	2,005.8
Stockholders’ equity (deficit)	(235.9)	(117.7)	(16.6)	31.7	71.0

Operating data:
Theatre locations	552	527	539	555	558
Screens	6,801	6,388	6,403	6,463	6,273
Average screens per location	12.3	12.1	11.9	11.6	11.2
Attendance (in millions)	245.2	242.9	247.4	244.3	253.8
Average ticket price	$7.68	$7.43	$6.98	$6.80	$6.53
Average concessions per patron	$3.09	$3.03	$2.82	$2.70	$2.51

(1) Fiscal year ended January 1, 2009 was comprised of 53 weeks.

(2) Includes the April 13, 2007 payment of the $2.00 extraordinary cash dividend paid on each share of Class A and Class B common stock.

(3) Includes the June 2, 2004 payment of the $5.00 extraordinary cash dividend paid on each share of Class A and Class B common stock.

(4) See Note 2 under “Reclassifications” to the consolidated financial statements included in Exhibit 99.4 to this Form 8-K for further discussion of a reclassification of certain items originally presented as cash flows provided by operating activities during the year ended December 27, 2007 which have been reclassified as cash flows provided by investing activities herein to conform to the fiscal 2008 presentation.